Exhibit 99.1

For Immediate Release

Ditech Networks Reports Preliminary Q1 FY08 Financial Results

COMPANY TO HOST INVESTOR CONFERENCE CALL AT 5:00 PM EASTERN TIME

Mountain View, California, August 2, 2007 - Ditech Networks, Inc. (NASDAQ: DITC) reported today that based on preliminary results, it expects revenue for its first quarter fiscal 2008, ended July 31, 2007, to be $14.0 - $14.5 million.

“Our revenue shortfall was due to sharply lower international sales than we expected and lower-than-expected sales with our new U.S. wireless customer,” said Tim Montgomery, Ditech’s President and CEO.  “The results of the current period demonstrate we face difficulties in convincing customers to prioritize the budget and deployment of our solution in their networks. While our first quarter results were disappointing, we remain actively engaged with wireless customers around the world and our confidence in our long-term prospects remains strong.”

Q2 Fiscal 2008 Outlook

Ditech Networks’ outlook is based upon projected bookings, timing of shipments, deferred revenue, and the current business factors. Based on these factors, Ditech Networks projects Q2 revenue to be in the range of $8-$12 million.

Conference Call for Preliminary Financial Results

Ditech Networks will host a conference call at 5:00 PM Eastern Time/2:00 PM Pacific Time today, to review its preliminary first quarter fiscal 2008 results and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 234-9959. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page: http://www.ditechcom.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 882275. The replay will be available three hours after the call is complete until Ditech Networks releases its final first quarter fiscal 2008 financial results.

Earnings Release and Conference Call for Full Financial Results

Additionally, Ditech announced today that it will release its final first quarter fiscal 2008 results at the close of market on Wednesday, August 15, 2007, and subsequently hold its quarterly conference call at 4:30 PM Eastern Time/1:30 PM Pacific Time. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0923. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page:

http://www.ditechcom.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 882788. The replay will be available three hours after the call is complete until Ditech Networks’ subsequent earnings announcement. President and CEO, Tim Montgomery, and Chief Financial Officer, Bill Tamblyn, will conduct the briefing to discuss Ditech’s first quarter fiscal 2008 results and to discuss its second quarter fiscal 2008 outlook.

About Ditech Networks

Ditech Networks supplies voice processing equipment for telecommunication networks around the world. Ditech Networks’ solutions incorporate advanced voice processing, Session Initiation Protocol (SIP), and security technologies delivered on carrier-grade scalable platforms to enhance the delivery of communications services over mobile, Voice over IP, and wireline networks. Ditech Networks’ customers are premier network operators including Verizon Wireless, Sprint/Nextel, Orascom Telecom, and others that collectively serve more than 150 million subscribers. Ditech Networks is headquartered in Mountain View, California. For more information, visit http://www.ditechnetworks.com.

Forward-Looking Statements

The statements in this press release with respect to Ditech Networks’ preliminary first quarter fiscal 2008 revenue, second quarter fiscal 2008 projected revenue and confidence in its long-term prospects remaining strong are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: Ditech Networks has not completed the closing of the first quarter fiscal 2008, and any new information that Ditech Networks may receive during this process may affect expected revenue; timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Networks’ ability to meet revenue expectations; shipment of products Ditech Networks expects to ship before the end of the second quarter of fiscal 2008 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with its products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ VQA trials to customer orders would limit VQA revenue; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Annual Report on Form 10-K for the year ended April 30, 2007 (filed July 16, 2007 with the Securities and Exchange Commission).

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
PR@vantage for Ditech Networks	Ditech Networks
+1 415-984-1970 x104	+1 650-623-1309
radler@pr-vantage.com